                                                                     Exhibit 3.1

                            CERTIFICATE OF FORMATION

                                       OF

                              DIRECTV HOLDINGS LLC

        Jan L. Williamson is duly executing this Certificate of Formation of DIRECTV Holdings LLC as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act.

        1.      The name of the limited liability company is DIRECTV Holdings
LLC.

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. This Certificate of Formation shall be effective on the date of filing.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of DIRECTV Holdings LLC this 11th day of June 2002.
                                                           /s/ Jan Williamson
                                          --------------------------------------
                                                               Jan L. Williamson
                                                               Authorized Person